As filed with the Securities and Exchange Commission on November 9, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Valeant Pharmaceuticals International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Canada	98-0448205
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

7150 Mississauga Road
Mississauga, Ontario
Canada L5N 8M5
(905) 286-3000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CT Corporation
111 Eighth Avenue, 13th Floor
New York, New York 10011
(212) 590-9331
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Robert Chai-Onn Executive Vice President, General Counsel and Corporate Secretary Valeant Pharmaceuticals International, Inc. 7150 Mississauga Road Mississauga, Ontario Canada, L5N 8M5 (905) 286-3000	Erik R. Tavzel Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☑

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered(1)	Price per Share(2)	Offering Price(2)	Fee
Common Shares, no par value	12,000,000	$28.12	$337,440,000	$24,059.47

(1)	Plus such additional shares as may be issued by reason of stock splits, stock distributions and similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of Common Shares, no par value, of Valeant Pharmaceuticals International, Inc. on the New York Stock Exchange on November 3, 2010.

PROSPECTUS

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

12,000,000 Common Shares

SPECIAL DIVIDEND REINVESTMENT PLAN

This prospectus covers 12,000,000 common shares, no par value (the “Common Shares”), of Valeant Pharmaceuticals International, Inc. (the “Company,” “Valeant”, “we” or “us”) to be issued under our special dividend reinvestment plan (the “Plan”). The Plan provides holders of our Common Shares resident in Canada and the United States with a convenient method of investing the cash distribution payable with respect to the one-time special dividend of $1.00 per Common Share (the “Special Dividend”) that the holders of record as of close of business on November 15, 2010 (the “Record Date”) will be entitled to receive on December 22, 2010 (the “Special Dividend Payment Date”). In connection with the consummation, on September 28, 2010, of the previously announced merger of Valeant Pharmaceuticals International and Biovail Corporation, the Board of Directors of the Company declared, as of November 4, 2010, the Special Dividend. As of November 4, 2010, the Board of Directors of the Company also approved the Plan and the filing of this prospectus to, among other things, register Common Shares to be issued pursuant to the Plan. The Plan has been created solely for use in connection with the Special Divided and will only be used for this one-time purpose. The Plan will automatically terminate on December 22, 2010, immediately following payment of the Special Dividend. After payment of the Special Dividend, the Company does not expect to pay dividends in the future. Unless stated otherwise or the context otherwise requires, all references to dollar amounts in this prospectus are references to U.S. dollars.

Under the Plan, eligible holders of our Common Shares may elect to reinvest the Special Dividend in Common Shares, without paying any brokerage commissions or service charges, by completing the enrollment form (the “Enrollment Form”) enclosed with the Plan and returning it to CIBC Mellon Trust Company, the administrator of the Plan (the “Agent”). A completed Enrollment Form must be received by the Agent no later than 5:00 p.m. (Toronto time) on December 8, 2010 (the “Enrollment Deadline”), in order for the Special Dividend (net of any applicable withholding tax) to be reinvested under the Plan.

Our Common Shares are listed on the New York Stock Exchange (“NYSE”) and on the Toronto Stock Exchange (“TSX”) under the symbol “VRX.” On November 3, 2010, the closing price for our Common Shares on the NYSE was $28.26 and on the TSX was CDN$28.34.

The Plan shares will be newly issued Common Shares acquired from the treasury of the Company (a “Treasury Purchase”). The number of Common Shares acquired by a holder participating in the Plan will be calculated by dividing the Special Dividend (net of any applicable withholding tax) payable on such Common Shares owned by such holder by the Market Price (as defined below). The price for a Treasury Purchase of Common Shares under the Plan (the “Market Price”) will be the volume weighted average price at which board lots of Common Shares have traded on the NYSE during the five trading days immediately following the Enrollment Deadline on which at least one board lot of Common Shares has traded, as reported by the NYSE.

We cannot estimate the anticipated proceeds from the issuance of Common Shares under the Plan, as the amount of such proceeds will depend upon the Market Price, the extent of shareholder participation in the Plan and other factors. We will not pay underwriting commissions in connection with the Plan but will incur costs of approximately $250,000 in connection with this offering.

Investing in our Common Shares involves risks. See “Risk Factors” on page 4 of this prospectus for a discussion of certain factors relevant to an investment in our Common Shares. See also “Statements Regarding Forward-Looking Information” on page 2 of this prospectus.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 9, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “Commission”) and the Canadian Securities Administrators (the “CSA”) relating to our Common Shares to be offered and sold pursuant to the Plan. This prospectus does not include all of the information in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The rules of the Commission allow us to incorporate information herein by reference. The information incorporated by reference is considered to be a part of this prospectus, and certain information that we file later with the Commission will automatically update and supersede this information. See “Documents Incorporated by Reference.” The registration statement containing this prospectus, including exhibits to the registration statement, together with the documents incorporated by reference in this prospectus, provides additional information about us, the Plan and the Common Shares offered. Before you invest, you should read this prospectus together with the information incorporated by reference and the additional information described below under the heading “Where You Can Find More Information.” You should refer to the registration statement and the exhibits to the registration statement for further information.

No person has been authorized to provide any information or to make any representation, other than those contained or incorporated herein by reference, and, if given or made, such information or representation must not be relied upon as having been authorized by Valeant. Neither the delivery of this prospectus nor any sale made pursuant to this prospectus shall under any circumstances create any implication that there has been no change in the affairs of Valeant since the date of this prospectus or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

To the extent any statements made in this prospectus and the documents incorporated by reference herein contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act”, and may be forward-looking information within the meaning defined under applicable Canadian securities legislation (collectively, “forward-looking statements”). These forward-looking statements can generally be identified by the use of words such as “guidance,” “believe,” “anticipate,” “expect,” “target,” “intend,” “plan,” “continue,” “will,” “may,” “would,” “could,” “potential,” and other similar expressions. Such forward-looking statements are found at various places throughout this prospectus and the documents incorporated by reference herein, and all such statements are qualified by these cautionary statements. Although Valeant believes that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties and undue reliance should not be placed on such statements.

Certain material factors or assumptions are applied in making forward-looking statements and actual results may differ materially from those expressed or implied in such statements. Information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this prospectus, as well as under Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our most recent Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010. When relying on our forward-looking statements to make decisions with respect to our Company, investors and others should carefully consider the factors set forth in this prospectus and incorporated by reference herein and other uncertainties and potential events. We undertake no obligation to update or revise any forward-looking statement, except as may be required by law.

THE COMPANY

Valeant Pharmaceuticals International, Inc.

Valeant Pharmaceuticals International, Inc., a Canadian corporation, is a multi-national specialty pharmaceutical company that develops and markets a broad range of prescription and nonprescription pharmaceutical products. Valeant is focused on the neurology and dermatology therapeutic areas primarily in the United States, Canada, Mexico, Brazil, Central Europe and Australia.

On September 28, 2010, Valeant Pharmaceuticals International and Biovail Corporation (“Biovail”) completed their previously announced merger to become one company, with the combined company renamed “Valeant Pharmaceuticals International, Inc.”

Our principal executive office is located at 7150 Mississauga Road, Mississauga, Ontario, Canada, L5N 8M5, telephone number (905) 286-3000. Our agent for service in the United States is CT Corporation System, located at 111 Eighth Avenue, 13th Floor, New York, New York, 10011, telephone number (212) 590-9331. Our website is www.valeant.com. The information contained on our website is not incorporated by reference in this prospectus.

Our Common Shares are listed on the NYSE and on the TSX under the symbol “VRX.”

Additional information about the Company and its subsidiaries is included in documents incorporated by reference in this prospectus. See “Documents Incorporated by Reference” beginning on page 20.

RISK FACTORS

Before you decide to participate in the Plan and reinvest in our Common Shares, you should be aware of the following material risks in making such an investment. You should consider carefully these risk factors together with all risk factors and information included or incorporated by reference herein, including the risk factors set forth in Biovail’s most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and other filings we make with the Commission before you decide to participate in the Plan and purchase Common Shares. In addition, you should consult your own financial and legal advisors before making an investment.

Risks Related to the Plan

You will not know the price of the Common Shares you are purchasing under the Plan at the time you elect to reinvest your Special Dividend.

The price of our Common Shares may fluctuate between the time you elect to reinvest the Special Dividend in Common Shares under the Plan prior to the Enrollment Deadline and the time of the actual reinvestment of the Special Dividend on the Special Dividend Payment Date. In addition, during this time period, you may become aware of additional information that might affect your investment decision, but you will be unable to revoke your instructions with respect to reinvestment of the Special Dividend if the Agent has not received your notice of revocation in proper form on the Enrollment Deadline.

The Company may amend, modify, suspend or terminate the Plan at any time, and if the Company suspends or terminates the Plan prior to the Special Dividend Payment Date, no reinvestment of the Special Dividend will be made under the Plan.

Under the Plan, the Company may amend, modify, suspend or terminate the Plan at any time, and such amendments, modifications, suspensions or terminations may be materially prejudicial to Participants on a going-forward basis. The Agent will notify Participants in writing of any modifications made to the Plan that in the Company’s opinion may materially prejudice Participants. If the Plan is suspended or terminated by the Company prior to the Special Dividend Payment Date, no reinvestment of the Special Dividend will be made under the Plan, and each Participant will be entitled to receive the Special Dividend in cash (net of any applicable withholding tax) on the Special Dividend Payment Date.

USE OF PROCEEDS

We have no basis for estimating precisely either the number of Common Shares that may be sold under the Plan or the prices at which such Common Shares may be sold. We will receive proceeds from the sale of Common Shares under the Plan that the Agent purchases from the treasury of the Company. We intend to use such proceeds for general corporate purposes.

DESCRIPTION OF THE PLAN

The following is a summary of the material attributes of the Plan. The summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the complete Plan, which is filed as an exhibit to the registration statement of which this prospectus forms a part. The 12,000,000 Common Shares offered by this prospectus, if and when issued, will be issued pursuant to the Plan, which will be effective as of November 8, 2010.

1.	The Plan

The Plan provides a convenient means for eligible holders of Common Shares to acquire additional Common Shares by reinvesting the Special Dividend, declared on November 4, 2010, that shareholders of record as of Record Date will be entitled to receive on the Special Dividend Payment Date. The Plan has been created solely for use in connection with the Special Dividend and will only be used for this one-time purpose. As further described below, eligible holders of Common Shares who wish to reinvest the Special Dividend (net of any applicable withholding tax) in Common Shares can elect to do so by enrolling in the Plan. Holders not participating in the Plan will be entitled to receive the Special Dividend in cash (net of any applicable withholding tax) on the Special Dividend Payment Date.

Following the payment of the Special Dividend, the Plan will automatically terminate. After the payment of the Special Dividend, the Company does not expect to pay dividends in the future.

Under the Plan, Common Shares acquired will be newly issued directly from the treasury of the Company at 100% of their Market Price. As Common Shares acquired under the Plan are newly issued directly from the treasury of the Company, participants in the Plan (“Participants”) do not pay any brokerage commissions or service charges. All administrative costs of the Plan are borne by the Company.

2.	Eligibility

Any beneficial or registered holder of Common Shares as of the Record Date who is a resident of Canada or the United States is eligible to elect to reinvest the Special Dividend (net of any applicable withholding tax) in Common Shares by enrolling in the Plan. Shareholders resident outside of Canada and the United States are not eligible to participate in the Plan and will be entitled to receive the Special Dividend in cash (net of any applicable withholding tax) on the Special Dividend Payment Date.

An eligible shareholder may only elect to reinvest 100% of the Special Dividend paid on all Common Shares owned by him, her or it (net of any applicable withholding tax) under the Plan. Partial reinvestment of the Special Dividend is not permitted under the Plan. An Enrollment Form requesting partial reinvestment of the Special Dividend will be deemed invalid.

3.	How the Plan Works

On the Special Dividend Payment Date, the Company will pay to the Agent the Special Dividend otherwise payable to a Participant in respect to the Common Shares registered in the name of such Participant. Common Shares acquired by the Agent pursuant to the Plan will be Treasury Purchases.

A Participant electing to reinvest the Special Dividend under the Plan may only elect to reinvest 100% of the Special Dividend paid on all Common Shares owned by the Participant (net of any applicable withholding tax). Partial reinvestment of the Special Dividend is not permitted under the Plan. The Special Dividend payable on the Common Shares owned by the Participant (net of any applicable withholding tax) will be applied on the Special Dividend Payment Date to acquire Common Shares under the Plan.

The Market Price will be the volume weighted average price at which board lots of Common Shares have traded on the NYSE during the period of five trading days immediately following the Enrollment Deadline on which at least one board lot of Common Shares has traded, as reported by the NYSE.

On the Special Dividend Payment Date, the Company will pay to the Agent the Special Dividend otherwise payable to a Participant in respect of the Common Shares registered in the name of the Participant. Any amount required under applicable income tax laws to be withheld by the Company from the Special Dividend paid to any

Participant and remitted to a taxing authority will be withheld and remitted as required by the Agent on behalf of the Participant. The Special Dividend (net of any applicable withholding taxes) paid on the Common Shares registered in the name of such Participant will be used by the Agent to acquire Common Shares from the treasury of the Company for the Participant.

The number of Common Shares acquired on behalf of a Participant under the Plan will be equal to the Special Dividend (net of any applicable withholding tax) paid on such Common Shares owned by such Participant divided by the Market Price. Fractional Common Shares will not be issued and Participants will receive a cash payment in lieu any fractional Common Shares based on the Market Price of the Common Shares purchased under the Plan.

4.	How to Enroll

Registered Shareholders

Eligible registered shareholders may elect to reinvest the Special Dividend (net of any applicable withholding tax) in Common Shares by enrolling in the Plan at any time prior to the Enrollment Deadline by completing an Enrollment Form and sending it to the Agent via facsimile or by mail in the manner provided for in Section 11 of the Plan. Copies of the Plan and Enrollment Form can be obtained from the Agent at any time. Shareholders should not send share certificates or dividend cheques to the Agent or the Company.

If the Common Shares are registered in more than one name, the Enrollment Form must be signed by all such registered holders. Also, if a shareholder’s total holding is registered in different names (e.g., full name on some share certificates and initials and surname on other share certificates), a separate Enrollment Form must be completed for each different registered name. If the Special Dividend from all shareholdings is to be reinvested under one account, registration must be identical.

Beneficial Owners of Common Shares

If a shareholder is an eligible beneficial owner of Common Shares, he, she or it should contact his, her or its broker, investment dealer, financial institution or other nominee who holds his, her or its Common Shares to provide instructions regarding his, her or its election to reinvest the Special Dividend in Common Shares through participation in the Plan and to inquire about any applicable deadlines that the nominee may impose or be subject to and to confirm what fees, if any, the nominee may charge to enroll such shareholder’s Common Shares in the Plan on his, her or its behalf or whether the nominee’s policies might result in any costs otherwise becoming payable by the shareholder. Such fee or fees will not be paid for by the Company or Agent.

If a shareholder is an eligible beneficial owner whose Common Shares are registered in the name of CDS Clearing and Depository Services Inc. (“CDS”) or The Depository Trust Company (“DTC”) or a name other than the eligible beneficial owner’s own name, he, she or it may elect to reinvest the Special Dividend in Common Shares through participation in the Plan by: (i) prior to the Record Date, having those Common Shares transferred into his, her or its name directly and then making the election to reinvest the Special Dividend in Common Shares by enrolling such Common Shares under the Plan directly, or (ii) making appropriate arrangements with the broker, investment dealer, financial institution or other nominee who holds the eligible beneficial owner’s Common Shares to elect to reinvest the Special Dividend in Common Shares by enrolling in the Plan on the eligible beneficial owner’s behalf, either as a nominee that delivers a completed and executed Enrollment Form to the Agent in the manner provided in the Plan, or, if applicable, as a CDS Participant or a DTC Participant through enrollment by CDS or DTC, respectively.

If a shareholder is an eligible beneficial owner of Common Shares and wishes to elect to reinvest the Special Dividend in our Common Shares by enrolling in the Plan through a CDS participant or a DTC participant in respect of his, her or its Common Shares registered through CDS or DTC, appropriate instructions must be received by CDS or DTC, as applicable, from the CDS participant or DTC participant not later than such deadline as may be established by CDS or DTC, as applicable, in order for the instructions to take effect on the Enrollment Deadline. Instructions received by CDS or DTC after their respective internal deadlines will not be effective.

CDS participants and DTC participants holding Common Shares on behalf of beneficial owners of Common Shares registered through CDS or DTC must arrange for CDS or DTC, as applicable, to enroll such Common Shares in the Plan on behalf of such eligible beneficial owners with respect to the Special Dividend Payment Date.

CDS or DTC, as applicable, will provide instructions to the Agent regarding the extent of its participation in the Plan, on behalf of eligible beneficial owners of Common Shares, with respect to the Special Dividend Payment Date on which the Special Dividend otherwise payable to CDS or DTC, as applicable, as shareholder of record, is to be reinvested under the Plan.

5.	Enrollment Deadline

A completed Enrollment Form must be received by the Agent prior to the Enrollment Deadline in order for the Special Dividend (net of any applicable withholding tax) to be reinvested under the Plan. If the completed Enrollment Form is not received by the Agent by the Enrollment Deadline, or the participation is properly revoked in accordance with Section 8 of the Plan, the Special Dividend will be paid in cash (net of any applicable withholding tax).

Both the Company and the Agent shall have the right to reject any request regarding enrollment in or revocation of participation in the Plan if such request is not received in proper form. Any such request will be deemed to be invalid until any irregularities have been resolved to the Company’s satisfaction and/or the Agent’s satisfaction prior to the Enrollment Deadline. Neither the Company nor the Agent is under any obligation to notify any shareholder of an invalid request.

6.	Certain Limitations

A Participant may not transfer the right to participate in the Plan to another person.

Without limitation, the Company reserves the right to refuse participation in the Plan to, or terminate the participation of, any person who, in the Company’s sole opinion, is participating in the Plan primarily with a view to arbitrage trading, whose participation in the Plan is part of a scheme to avoid applicable legal requirements or engage in unlawful behavior or has been artificially accumulating the Company’s securities, for the purpose of taking undue advantage of the Plan to the Company’s detriment. The Company may also deny the right to participate in the Plan to any person or terminate the participation of any Participant in the Plan if the Company deems it advisable under any laws or regulations.

The Company may also make rules and regulations to facilitate the administration of the Plan and reserves the right to regulate and interpret the Plan text as the Company deems necessary and desirable. Any issues of interpretation arising in connection with the Plan or its application shall be conclusively determined by the Company. The Company may adopt rules and regulations concerning the establishment of internet-based or other electronic mechanisms with respect to the communication of information concerning the Plan to the Participants and any other aspect of this Plan.

7.	Delivery of Common Shares under the Plan

On or about the Special Dividend Payment Date, Participants will receive from the Agent, a share certificate for the number of whole Common Shares acquired under the Plan on the Special Dividend Payment Date and a cash payment in lieu of any fractional Common Share based on the Market Price of the Common Shares purchased under the Plan.

Participants will also receive a statement setting out the amount of the Special Dividend reinvested, the Market Price and the number of Common Shares acquired under the Plan on the Special Dividend Payment Date with respect to the Special Dividend. In the case of CDS participants and DTC participants, CDS or DTC, as applicable, will receive a statement on behalf of eligible beneficial owners participating in the Plan. This statement is a record of the cost of Common Shares acquired under the Plan and should be retained for tax reporting purposes.

8.	Revocation of Participation

The Plan was created solely for use in connection with the Special Dividend and will only be used for this one-time purpose. The Plan will automatically terminate on December 22, 2010, immediately following payment of the Special Dividend.

If a shareholder has enrolled in the Plan but chooses to revoke participation in the Plan, such shareholder may do so by giving written notice to the Agent (or, in the case of beneficial owners, by making arrangements to revoke participation through their nominee) prior to the Enrollment Deadline. If participation in the Plan is revoked prior to the Enrollment Deadline, such shareholder will receive the Special Dividend (net of any applicable withholding tax) in cash. If the notice of revocation is received by the Agent after the Enrollment Deadline, the Special Dividend payable on the Special Dividend Payment Date (net of any applicable withholding tax) will be reinvested in Common Shares under the Plan. Notice of revocation must be received in writing (or, in the case of beneficial owners, by making arrangements to revoke participation through their nominee) and be for 100% of the Special Dividend participating in the Plan. Partial revocation of participation in the Plan will be deemed invalid. Each notice of revocation must be signed by the shareholder in whose name such Common Shares are registered. Where the Common Shares are registered in more than one name, the notice of revocation must be signed by all registered holders of such Common Shares.

9.	Death or Incompetence of a Participant

Participation in the Plan will not be affected by a Participant’s death or incompetence and participation will remain effective until it is terminated in accordance with the provisions of the Plan or the Plan itself is terminated.

10.	Amendment, Suspension or Termination of the Plan

The Company reserves the right to amend, modify, suspend or terminate the Plan at any time, but such actions shall have no retroactive effect that would prejudice a Participant’s interests. Any amendments to the Plan are subject to prior approval by the TSX and the NYSE. The Agent will notify Participants in writing of any modifications made to the Plan that in the Company’s opinion may materially prejudice Participants. Generally, no notice will be given to Participants regarding any amendments to the Plan intended to cure, correct or rectify any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions.

If the Plan is suspended or terminated by the Company prior to the Special Dividend Payment Date, no reinvestment will be made under the Plan, and each Participant will be entitled to receive the Special Dividend in cash (net of any applicable withholding tax) on the Special Divided Payment Date.

The Plan will automatically terminate on December 22, 2010, immediately following payment of the Special Dividend.

11.	Notices

All notices required to be given to a Participant will be mailed to the Participant at his, her or its latest address shown on the records of the Agent.

All communications including notices, requests for forms or information regarding the Plan should be directed to the Agent and the Company, as applicable, as follows:

To the Agent:

By telephone:	CIBC Mellon Trust Company
416-643-5500
Toll-free throughout North America
1-800-387-0825

By fax:	416-643-5501

By mail:	CIBC Mellon Trust Company
P.O. Box 7010
Adelaide Street Postal Station
Toronto, ON M5C 2W9
Attention: Dividend Reinvestment Services Dept.

By email:	inquiries@cibcmellon.com

To the Company’s head office:

By telephone:	Valeant Pharmaceuticals International, Inc.
905-286-3000

By fax:	Investor Relations
905-286-3034

By mail:	Valeant Pharmaceuticals International, Inc. 7150 Mississauga Road Mississauga, Ontario CANADA, L5N 8M5

12.	Income Tax Considerations Relating to the Plan

See “Canadian Federal Income Tax Considerations” and “U.S. Federal Income Tax Considerations” on pages 12 and 14, respectively, for a discussion of certain income tax considerations related to the Plan.

THE SUMMARY OF INCOME TAX CONSEQUENCES CONTAINED IN THIS PROSPECTUS IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO BE LEGAL OR TAX ADVICE TO ANY PARTICULAR PARTICIPANT. IT IS THE RESPONSIBILITY OF PARTICIPANTS IN THE PLAN TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN IN THEIR RESPECTIVE COUNTRIES OF RESIDENCE.

13.	Administration

The Agent will act as administrator of the Plan for the Company. The Agent will keep all records necessary for the administration of the Plan.

The Company reserves the right to interpret and regulate the Plan as it deems necessary or desirable.

Unless the context otherwise requires, words importing only the singular number shall include the plural and vice versa, words importing the masculine gender shall include feminine and neuter genders and vice versa, and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

14.	Liability of the Company and the Agent

The Company and the Agent, in administering the Plan, are not liable for any act or omission to act, including, without limitation, any claims of liability: (a) with respect to receipt or non-receipt of any payment, form or other writing purported to have been sent to the Company or the Agent; (b) actions taken as a result of inaccurate and incomplete information or instructions; (c) in respect of any decision to amend, suspend, terminate or replace the Plan in accordance with the terms hereof; (d) in respect of the involuntary termination of a Participant’s participation in the Plan in the circumstances described herein; (e) with respect to the price at which Common

Shares are acquired for a Participant; or (f) in respect of income taxes or other liabilities payable by any Participant or beneficial owner in connection with their participation in the Plan. Nor shall the Company or the Agent have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan.

Participants should recognize that neither the Company nor the Agent can assure profit or protect against a loss on Common Shares acquired under the Plan.

Given that Common Shares acquired under the Plan are to be a Treasury Purchase, the calculation of the Market Price is the responsibility of and shall be performed by the Company.

Both the Company and the Agent shall have the right to reject any request regarding enrollment in or revocation of participation in the Plan if such request is not received in proper form. Any such request will be deemed to be invalid until any irregularities have been resolved to the Company’s satisfaction and/or the Agent’s satisfaction prior to the Enrollment Deadline. Neither the Company nor the Agent is under any obligation to notify any shareholder of an invalid request.

15.	Governing Law

The Plan shall be governed and construed in accordance with the laws in force of the Province of Ontario, Canada, and the federal laws of Canada applicable therein.

16.	Effective Date

The effective date of the Plan is November 8, 2010.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the principal Canadian federal income tax considerations generally applicable to Participants under the Plan. This summary is based on the current provisions of the Income Tax Act (Canada) (the “ITA”), the regulations thereunder, all specific proposals to amend the ITA or the regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”), and an understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency. No assurance can be provided that the Tax Proposals will be enacted as currently proposed or at all. This summary does not, except for the Tax Proposals, take into account or anticipate any changes in law, whether by legislative, regulatory, administrative or judicial action. Further, this summary does not take into account Canadian provincial or territorial income tax laws or those of any country other than Canada.

Participants Resident in Canada

This portion of the summary is applicable only to Participants who, for purposes of the ITA, and at all relevant times, are resident in Canada, hold their Common Shares as capital property, deal at arm’s length and are not affiliated with the Company and are not subject to “mark-to-market” rules relating to securities held by certain “financial institutions” as defined for purposes of those rules. This portion of the summary does not apply to a Participant an interest in which is a “tax shelter investment” as defined in section 143.2 of the ITA or to a Participant that makes the functional currency reporting election in accordance with the provisions of the ITA in that regard.

The Special Dividend reinvested on behalf of a Participant will be subject to the tax treatment normally accorded to taxable dividends received by the Participant directly from the Company. For example, in the case of a Participant who is an individual, the Special Dividend will be subject to the gross-up and credit rules or, in the case of a Participant that is a private corporation or one of certain other corporations, a refundable tax will apply to the amount of the Special Dividend. Other taxes could apply depending on the circumstances of the Participant. The fact that the Special Dividend is reinvested pursuant to the Plan does not affect the taxability of the Special Dividend to the Participant or the status of the Special Dividend as an “eligible dividend” under the ITA. It is expected that the Special Dividend will be designated as an “eligible dividend.”

The right granted under the terms of the Plan to reinvest the Special Dividend paid on Common Shares in Common Shares issued from the treasury of the Company at the Market Price and the exercise of such right should not give rise to a taxable benefit under the ITA.

The cost to a Participant of Common Shares acquired under the Plan will be the amount paid for the Common Shares by the Agent. For the purpose of computing the adjusted cost base of such Common Shares to the Participant, the cost of the Common Shares acquired under the Plan will be averaged with the adjusted cost base of all other Common Shares held by the Participant as capital property. A Participant may realize a capital gain or loss on the disposition of Common Shares acquired through the Plan.

A Participant who disposes of Common Shares will generally realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition of the Common Shares exceed (or are exceeded by) the aggregate of the adjusted cost base of the Common Shares disposed of by the Participant and any reasonable costs of disposition.

In certain circumstances, a capital loss realized by a Participant that is a corporation may be reduced by the amount of any taxable dividends received by such Participant from the Company on the Common Shares. Analogous rules apply where the Participant is a trust or partnership of which a corporation, partnership or trust is a beneficiary or member.

A participant will not realize any taxable income on receipt of a certificate for whole Common Shares in his, her or its name.

One-half of any capital gain (a “taxable capital gain”) is included in computing income and one-half of a capital loss (an “allowable capital loss”) is generally deductible against taxable capital gains in accordance with the provisions of the ITA. Any excess of allowable capital losses over taxable capital gains in a taxation year may be deducted against taxable capital gains realized by the Participant in any of the three preceding taxation years or any subsequent taxation year in accordance with the detailed provisions of the ITA. A Participant that is a Canadian-

controlled private corporation will be subject to an additional refundable tax on aggregate investment income, which includes an amount in respect of taxable capital gains.

Participants Resident in the United States

This portion of the summary is applicable only to Participants who, for purposes of the ITA and any applicable income tax treaty or convention, and at all relevant times, are not resident or deemed to be resident in Canada, do not use or hold and are not deemed to use or hold their Common Shares in carrying on business in Canada and do not carry on an insurance business in Canada and elsewhere. In addition, this portion of the summary does not apply to an authorized foreign bank (as defined in the ITA).

Dividends paid or credited to a Participant resident in the United States on the Common Shares, including the Special Dividend reinvested under the Plan, will be subject to Canadian withholding tax at the rate of 25%, subject to the application of the Canada-U.S. Income Tax Convention (1980), as amended (the “Treaty”). If the Participant is entitled to benefits under the Treaty, the applicable rate of Canadian withholding tax is generally reduced to 15%. Under the Treaty, dividends paid to certain religious, scientific, charitable and similar tax-exempt organizations and certain pension organizations that are resident in, and exempt from tax in, the United States are exempt from Canadian withholding tax. The amount of the Special Dividend to be reinvested under the Plan will be reduced by the amount of tax withheld.

The right granted under the terms of the Plan to reinvest the Special Dividend paid on Common Shares in Common Shares issued from the treasury of the Company at the Market Price and the exercise of such right should not give rise to a taxable benefit under the ITA.

Gains on the disposition of Common Shares by a Participant resident in the United States are generally not subject to Canadian income tax unless such shares are or are deemed to be “taxable Canadian property” within the meaning of the ITA and the Participant is not entitled to relief under the Treaty. Provided the Common Shares are listed on a designated stock exchange (which includes the TSX and the NYSE), such Common Shares will generally not be taxable Canadian property to a Participant resident in the United States, unless either they are otherwise deemed to be taxable Canadian property or, at any time during the five-year period immediately preceding a disposition, both (1) the Participant, persons with whom the Participant did not deal at arm’s length for the purposes of the ITA or the Participant and persons with whom the Participant did not deal at arm’s length owned 25% or more of the issued shares of any class or series of shares of the Company and (2) the Common Shares derived more than 50% of their fair market value from (i) real or immoveable property situated in Canada, (ii) Canadian resource properties, (iii) timber resource properties, and (iv) options to acquire such property.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to participation in the Plan by Participants that reinvest the Special Dividend in additional Common Shares under the Plan, which Common Shares are held as capital assets. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, judicial decisions and administrative and judicial interpretations, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This summary is for general information only and does not address all of the tax considerations that may be relevant to specific Participants in light of their particular circumstances, particularly if such Participants are subject to special treatment under the Code, including: banks or financial institutions; insurance companies; dealers in securities or currencies; tax-exempt entities; retirement plans or other tax-deferred accounts; regulated investment companies; real estate investment trusts; certain former citizens or residents of the United States; persons who hold Common Shares as part of a straddle, hedge, conversion transaction or other integrated investment; persons that have a “functional currency” other than the U.S. dollar; persons that beneficially own (or are deemed to own) 10% or more (by voting power or value) of our Common Shares; or persons that generally mark their securities to market for U.S. federal income tax purposes. Furthermore, this summary does not address any U.S. state, local, or non-U.S. tax considerations, nor does it address any U.S. federal estate, gift, or alternative minimum tax considerations.

If an entity treated as a partnership for U.S. federal income tax purposes participates in the Plan, the tax treatment of such partnership and each partner thereof generally will depend upon the status and activities of the partnership and the partner. Any such partnership or partner thereof should consult its own tax advisor regarding the U.S. federal income tax considerations relating to participation in the Plan.

ALL PROSPECTIVE PARTICIPANTS IN THE PLAN ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSIDERATIONS APPLICABLE TO THEM RELATING TO PARTICIPATION IN THE PLAN AND OWNERSHIP OF THE COMPANY’S COMMON SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, AND LOCAL TAX LAWS AND NON-U.S. TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.

U.S. Participants

As used in this summary, the term “U.S. Participant” means a beneficial owner of Common Shares held as capital assets and purchased pursuant to the Plan, if such beneficial owner is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation created or organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (a) a United States court can exercise primary jurisdiction over such trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of such trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

Tax Consequences of Dividend Reinvestment

A U.S. Participant will be treated as receiving a distribution for U.S. federal income tax purposes in an amount equal to the fair market value of the Common Shares acquired pursuant to the Plan plus the amount of any income tax withheld. The fair market value of the Common Shares so acquired will be equal to the average of the high and low sale prices of the Common Shares on the Special Dividend Payment Date as reported on the principal securities exchange on which the shares are traded, which amount may be higher or lower than the Market Price used to determine the number of Common Shares acquired under the Plan. The distribution (without reduction for any Canadian taxes withheld) will be includible in a U.S. Participant’s income as a taxable dividend to the extent of the Company’s current and accumulated earnings and profits as determined for U.S. federal income tax purposes. If a U.S. Participant is an individual, trust or estate, the dividend should be treated as “qualified dividend income” taxed at a preferential rate of 15% (through 2010), provided that certain holding period requirements and other conditions are met. The amount of the Special Dividend will not be eligible for the dividends received deduction generally available to U.S. corporate shareholders on dividends received from a U.S. corporation. Subject to certain limitations under the Code, U.S. Participants may be entitled to a U.S. federal income tax credit or deduction for Canadian income taxes withheld from the Special Dividend.

A U.S. Participant’s tax basis per share for Common Shares purchased pursuant to the Plan will equal the fair market value per Common Share on the Special Dividend Payment Date. A U.S. Participant’s holding period for such Common Shares will begin on the day following the Special Dividend Payment Date. U.S. Participants are urged to consult their own tax advisors about the application of the rules for calculating basis to their particular circumstances, including with respect to any applicable elections or the transfer of such Participant’s shares.

Sale, Exchange or Other Disposition of Common Shares

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” a U.S. Participant generally will recognize a capital gain or loss for U.S. federal income tax purposes when it sells, exchanges, or otherwise disposes of Common Shares and when it receives cash payments in lieu of fractional shares in accordance with the Plan. The amount of such gain or loss will equal the difference, if any, between the amount such U.S. Participant receives for such Common Shares or fraction thereof and such U.S. Participant’s adjusted tax basis in such Common Shares or fraction thereof. Such gain or loss generally will be a capital gain or loss and will be a long-term capital gain or loss if the U.S. Participant’s holding period for such Common Shares or fraction thereof exceeds one year. For taxable years beginning on or before December 31, 2010, long-term capital gains of a non-corporate U.S. Participant generally are taxed at a maximum rate of 15%. The deductibility of capital losses is subject to limitations. Such gain or loss recognized generally will be treated as gain or loss from sources within the United States for foreign tax credit limitation purposes.

Passive Foreign Investment Company Considerations

The tax considerations set forth above may differ materially if we are regarded as a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes. We believe that we are not a PFIC in 2010, and we do not expect to become one in 2011. However, because this determination is made annually at the end of each taxable year and is dependent upon a number of factors (some of which are beyond our control), including the value of our assets and the amount and type of our income, there can be no assurance that we will not be treated as a PFIC in any taxable year or that the Internal Revenue Service will agree with our conclusion regarding our PFIC status. If we are a PFIC in any taxable year, U.S. Participants could suffer adverse consequences under the PFIC rules, including the possible treatment of gain from the sale, exchange or other disposition of Common Shares as ordinary income and the imposition of an interest charge on a portion of the resulting tax liability. U.S. Participants are urged to consult their tax advisors about the application of the PFIC rules and the potential impact of such rules to their particular circumstances.

Backup Withholding Tax and Information Reporting

In general, if you are a non-corporate U.S. Participant, dividend payments (or other taxable distributions) made within the United States will be subject to information reporting requirements and backup withholding tax if you:

(1) fail to provide us with an accurate taxpayer identification number;

(2) are notified by the U.S. Internal Revenue Service (the “IRS”) that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or

(3) in certain circumstances, fail to comply with applicable certification requirements.

If you sell Common Shares to or through a U.S. office or broker, the payment of the sales proceeds is subject to both U.S. backup withholding and information reporting unless you certify that you are a non-U.S. person, under penalties of perjury, or you otherwise establish an exemption. If you sell Common Shares through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then information reporting and backup withholding generally will not apply to that payment. However, U.S. information reporting requirements (but not backup withholding) will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell Common Shares through a non-U.S. office of a broker that is a U.S. person or has certain other connections with the United States.

Backup withholding tax is not an additional tax. Rather, you generally may obtain a refund of any amounts withheld under backup withholding rules that exceed your income tax liability by accurately completing and timely filing a refund claim with the IRS.

Recently adopted legislation imposes, for taxable years beginning after March 18, 2010, new U.S. return disclosure obligations (and related penalties for failure to disclose) on U.S. individuals that hold certain specified foreign financial assets (which include stock in a foreign corporation). Participants are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in Common Shares.

Canadian Participants

As used in this summary, the term “Canadian Participant” means a beneficial owner (other than a partnership or other entity treated as a partnership for U.S. federal income tax purposes) of Common Shares held as capital assets and purchased pursuant to the Plan that is not a U.S. Participant and is a resident of Canada.

Tax Consequences of Dividend Reinvestment

A Canadian Participant generally will not be subject to U.S. federal income taxes on the reinvestment of the Special Dividend, unless the Special Dividend is effectively connected with the Canadian Participant’s conduct of a trade or business in the United States. If a Canadian Participant is entitled to the benefits of the Treaty with respect to the Special Dividend, the Special Dividend generally will be taxable in the United States only if it is attributable to a permanent establishment maintained by the Canadian Participant in the United States.

Sale, Exchange or Other Disposition of Common Shares

A Canadian Participant generally will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange or other disposition of Common Shares, unless:

(a) the gain is effectively connected with the Canadian Participant’s conduct of a trade or business in the United States. If a Canadian Participant is entitled to the benefits of the Treaty with respect to that gain, that gain generally will be taxable in the United States only if it is attributable to a permanent establishment maintained by the Canadian Participant in the United States; or

(b) the Canadian Participant is an individual who is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are met.

Gain that is effectively connected with the conduct of a trade or business in the United States (or so treated) generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. A corporate Canadian Participant’s earnings and profits that are attributable to the effectively connected income (subject to certain adjustments) may be subject to an additional U.S. branch profits tax at a rate of 30% (or 5%, if the corporate Canadian Participant is entitled to the benefits of the Treaty).

Backup Withholding Tax and Information Reporting

A Canadian Participant may be required to establish its exemption from information reporting and backup withholding by, among other things, certifying its status on IRS Form W-8BEN, W-8ECI or W-8IMY, as applicable.

Backup withholding tax is not an additional tax. Rather, you generally may obtain a refund of any amounts withheld under backup withholding rules that exceed your income tax liability by accurately completing and timely filing a refund claim with the IRS.

Notice Pursuant to U.S. Internal Revenue Service Circular 230

You are hereby advised that: (i) any discussion of U.S. federal tax issues set forth herein, including attachments, is not intended or written to be used and cannot be relied upon by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer under the Code; (ii) such discussion is written to support the promotion or marketing of the transactions or matters addressed herein and (iii) each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

ENFORCEABILITY OF CIVIL LIABILITIES

We are organized under the federal laws of Canada and our principal executive office is located in the Province of Ontario. Many of our directors and officers, and some of the experts named in the documents incorporated by reference herein, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and a substantial portion of our assets, are located outside of the United States. As a result, it may be difficult for investors in the United States to bring an action against directors, officers or experts who are not resident in the United States. It may also be difficult for an investor to enforce a judgment obtained in a United States court predicated upon the civil liability provisions of federal securities laws or other laws of the United States or any state thereof against those persons or Valeant.

Under Section 124(1) of the Canada Business Corporations Act (the “CBCA”), the Company may indemnify a director or officer of the Company, a former director or officer of the Company or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or the other entity on condition that (i) the individual acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful. The CBCA also provides, under Section 124(2), that the Company may advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; however, the individual shall repay the moneys if the individual does not fulfill condition (i) and where applicable, condition (ii), above. Furthermore, under Section 124(4) of the CBCA, the Company may, with court approval, indemnify an individual described above or advance moneys as described above in respect of an action by or on behalf of the Company or other entity to obtain a judgment in its favor, to which the individual is made a party by reason of the individual’s association with the Company or such other entity described above, against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfils condition (i) and where applicable, condition (ii), above. An individual referred to above is entitled to indemnification from the Company as a matter of right if he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything he or she ought to have done and fulfils the condition (i) and where applicable, condition (ii), above.

The Company’s bylaws provide for the indemnification of a director or officer of the Company, a former director or officer of the Company or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or the other entity on condition that such individual fulfills condition (i), and where applicable, condition (ii), above. The Company’s bylaws also authorize it to enter into agreements evidencing the Company’s indemnity in favor of the foregoing persons to the full extent permitted by law.

The Company has entered into indemnification agreements with certain of its officers and directors in respect of any legal claims or actions initiated against them in their capacity as officers and directors of the Company or the Company’s subsidiaries in accordance with applicable law. These agreements include bearing the reasonable cost of legal representation in any legal or regulatory action in which they may become involved in their capacity as the Company’s officers and directors. Pursuant to such indemnities, the Company bears the cost of the representation of certain officers and directors.

The Company maintains insurance for certain liabilities incurred by its directors and officers in their capacity with the Company or its subsidiaries.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PLAN OF DISTRIBUTION

Subject to the discussion below, we will distribute Common Shares purchased pursuant to the Plan as described in this prospectus. CIBC Mellon Trust Company, as the Agent, will assist in the identification of shareholders, execute transactions in Common Shares pursuant to the Plan and provide other related services, but will not be acting as an underwriter with respect to our Common Shares sold under the Plan. Participants will pay no brokerage commissions or trading or transaction fees on Common Shares purchased through the Plan by reinvesting the Special Dividend. Our Common Shares are currently listed for trading principally on the NYSE and the TSX under the symbol “VRX.”

Persons who acquire our Common Shares through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act, and may be considered to be underwriters within the meaning of the Securities Act. We will not extend to any such person any rights or privileges other than those to which he, she or it would be entitled as a Participant in the Plan, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of Common Shares so purchased.

Certain of our major shareholders, directors, officers or members of our management, supervisory or administrative bodies may participate in the Plan.

EXPERTS

The consolidated financial statements of Valeant Pharmaceuticals International, Inc. (formerly known as Biovail Corporation) as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, appearing in Biovail’s Annual Report on Form 10-K (including the schedule appearing therein) and the effectiveness of Biovail’s internal control over financial reporting as of December 31, 2009, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon appearing therein. Both reports are incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the Common Shares being offered by this prospectus will be passed upon for us by Blake, Cassels & Graydon LLP, Canadian legal counsel to Valeant. Blake, Cassels & Graydon LLP have, in addition, reviewed the statements made herein as to matters of Canadian tax law. The statements made in this prospectus as to matters of United States tax law have been reviewed for us by Cravath, Swaine & Moore LLP, U.S. legal counsel to Valeant.

WHERE YOU CAN FIND MORE INFORMATION

Valeant files annual, quarterly and current reports, proxy statements and other information with the Commission under the Exchange Act and with the CSA.

You may read and copy any document that we have filed with the Commission at the Commission’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee. You may call the Commission at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference room. You may read and download reports, proxy and information statements, and other documents we have filed with the Commission’s Electronic Data Gathering and Retrieval system at www.sec.gov. You may read and download any public document that we have filed with the Canadian securities regulatory authorities at www.sedar.com. You can also find information about the Company on our website at www.valeant.com. However, any information that is included on or linked to our website is not a part of this prospectus, except as specifically incorporated by reference herein.

We have filed under the United States Securities Act a registration statement on Form S-3 relating to our Plan. This prospectus forms a part of the registration statement. This prospectus does not contain all of the information included in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information about us and our Common Shares, you are encouraged to refer to the filings and the exhibits that are incorporated by reference into the registration statement. Statements contained in this prospectus describing provisions of the Plan are not necessarily complete, and in each instance reference is made to the copy of the Plan which is included as an exhibit to the registration statement, and each such statement in this prospectus is qualified in all respects by such reference.

DOCUMENTS INCORPORATED BY REFERENCE

The Commission and the CSA allow us to “incorporate by reference” into this prospectus certain documents that we file with or furnish to the Commission and the CSA. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be an important part of this prospectus and later information that we file with the Commission will automatically update and supersede that information. The following documents, which we have filed with or furnished to the Commission, are specifically incorporated by reference into this prospectus:

•	Biovail’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission and the CSA on February 26, 2010;

•	Biovail’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010 and June 30, 2010 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010, filed with the Commission and the CSA on May 7, 2010, August 6, 2010, and November 5, 2010, respectively;

•	Biovail’s Current Reports on Form 8-K, filed February 10, 2010, February 25, 2010 (film number 10631839), May 19, 2010, June 21, 2010, June 23, 2010, July 16, 2010, July 23, 2010, September 20, 2010, September 22, 2010, and September 23, 2010, and our Current Report on Form 8-K, filed October 1, 2010 (other than documents or portions of these documents not deemed to be filed); and

•	The description of our Common Shares contained in (1) Biovail’s Registration Statement on Form 8-A filed with the Commission on December 10, 1996, (2) Biovail’s Registration Statement on Form 8-A/A filed with the Commission on June 5, 2000, and (3) any subsequently filed amendments and reports filed for the purpose of updating such description.

In addition, Valeant incorporates by reference any future filings it makes with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and with the CSA under NI 51-102 of the CSA after the date of this prospectus and prior to the termination of this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Such documents are considered to be a part of this prospectus, effective as of the date such documents are filed. To the extent that any information contained in any such Current Report on Form 8-K, or any exhibit thereto, is furnished, rather than filed, with the SEC, such information or exhibit is specifically not incorporated by reference into this prospectus. We will deliver to each person, including any beneficial owner, to whom this prospectus has been delivered, copies of the documents incorporated by reference in this prospectus, but not delivered with this prospectus, upon written or oral request, without charge. Requests should be directed to us at:

Valeant Pharmaceuticals International, Inc.
7150 Mississauga Road
Mississauga, Ontario
Canada, L5N 8M5
Attention: Investor Relations
(905) 286-3000

Any statement contained herein or in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or therein or in any other later filed document which also is incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses Of Issuance And Distribution.

The following table sets forth the estimated costs and expenses payable by the Company in connection with the sale of the Common Shares being registered hereby:

Commission Registration Fee	$24,059
Printing expenses	$25,000
Legal fees and expenses	$90,000
Accounting fees and expenses	$3,000
Plan Administrator Fees	$50,000
NYSE listing fees and expenses	$35,000
Miscellaneous	$22,941
Total	$250,000

Item 15.	Indemnification Of Directors And Officers.

The description of the indemnification provisions relating to officers and directors under the caption “Enforceability of Civil Liabilities” in Part I of this document is incorporated herein by reference.

Item 16.	Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index hereto and are incorporated herein by reference.

Item 17.	UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement;

II-1

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-2

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mississauga, Ontario on November 8, 2010.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

by	/s/ Margaret Mulligan
Name:     Margaret Mulligan

Title:	Executive Vice President, Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Michael Pearson, Margaret Mulligan and Robert Chai-Onn, or any of them individually, such person’s true and lawful attorneys-in-fact and agent, with full powers of substitution and resubstitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form S-3 of Valeant Pharmaceuticals International, Inc., and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ J. Michael Pearson J. Michael Pearson	Chief Executive Officer (Principal Executive Officer) and Director	November 3, 2010

/s/ Margaret Mulligan Margaret Mulligan	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 8, 2010

/s/ William M. Wells William M. Wells	Chairman of the Board of Directors	November 3, 2010

/s/ Robert A. Ingram Robert A. Ingram	Director	November 3, 2010

/s/ Theo Melas-Kyriazi Theo Melas-Kyriazi	Director	November 3, 2010

/s/ G. Mason Morfit G. Mason Morfit	Director	November 3, 2010

/s/ Dr. Laurence E. Paul Dr. Laurence E. Paul	Director	November 3, 2010

Signature	Title	Date

/s/ Robert N. Power Robert N. Power	Director	November 3, 2010

/s/ Norma A. Provencio Norma A. Provencio	Director	November 3, 2010

/s/ Lloyd M. Segal Lloyd M. Segal	Director	November 3, 2010

/s/ Katharine B. Stevenson Katharine B. Stevenson	Director	November 3, 2010

/s/ Michael R. Van Every Michael R. Van Every	Director	November 3, 2010

SIGNATURE OF AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) the Securities Act, this Registration Statement has been signed on behalf of the Registrant by the undersigned, solely in his or her capacity as the duly authorized representative of Valeant Pharmaceuticals International, Inc., in the United States, in the City of New York, State of New York, on November 8, 2010.

PUGLISI & ASSOCIATES

by /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Articles of Continuance of the Registrant filed on June 29, 2005 (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Commission on February 26, 2010).
4.2	Articles of Amendment of the Registrant filed on September 28, 2010 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 1, 2010).
4.3	Amended and Restated By-Law No. 1 of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Commission on February 26, 2010).
4.4	By-Law No. 2 of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Commission on February 26, 2010).
4.5	Special Dividend Reinvestment Plan Enrollment Form of Valeant Pharmaceuticals International, Inc.*
4.6	Special Dividend Reinvestment Plan of Valeant Pharmaceuticals International, Inc.*
5.1	Opinion of Blake, Cassels & Graydon LLP as to the validity of the Common Shares to be registered.*
8.1	Opinion of Blake, Cassels & Graydon LLP regarding Canadian tax matters (contained in Exhibit 5.1).*
8.2	Opinion of Cravath, Swaine & Moore LLP regarding U.S. tax matters.*
23.1	Consent of Blake, Cassels & Graydon LLP (included in the opinion filed as Exhibit No. 5.1).*
23.2	Consent of Cravath, Swaine & Moore LLP (included in the opinion filed as Exhibit No. 8.2).*
23.3	Consent of Ernst & Young LLP.*
24.1	Powers of Attorney (included on the Signature Page to this Registration Statement).*

*	Filed herewith.